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Exhibit 23.2

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, California 94304

December 9, 2004

LECG Corporation
2000 Powell Street, Suite 600
Emeryville, CA 94608

  Re:
  Registration Statement on Form S-1

Ladies and Gentlemen:

        We are acting as counsel to LECG Corporation, a Delaware corporation (the "Company"), in connection with the registration of $6,307,750 worth of shares of the Company's Common Stock, par value $0.001 per share (the "Shares"), pursuant to a Registration Statement on Form S-1, as hereafter amended or supplemented (the "Registration Statement"), filed on December 9, 2004 with the Securities and Exchange Commission under the Securities Act of 1933, as amended. We understand that the Shares are to be sold to the underwriter for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale of the Shares.

        In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, your Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. Our opinion is expressed only with respect to the laws of the State of Delaware.

        On the basis of the foregoing, and in reliance thereon, it is our opinion that the Shares, when sold in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption "Legal matters" in the prospectus forming part of the Registration Statement.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ WILSON SONSINI GOODRICH & ROSATI

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  Exhibit 23.2